Execution Copy


                          COPYRIGHT SECURITY AGREEMENT


     THIS COPYRIGHT SECURITY AGREEMENT (this "Agreement"), dated as of March 7, 2006, is made between POWERLINX, INC., a Nevada corporation ("Grantor"), and SOFAER CAPITAL INC., a British Virgin Islands corporation, as collateral agent for the Purchasers, as referred to in the Security Agreement ("Secured Party").

     Grantor and Secured Party hereby agree as follows:

     SECTION 1 Definitions; Interpretation.

        (a) Terms Defined in Security Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.

        (b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Collateral" has the meaning set forth in Section 2.

     "Copyright Office" means the United States Copyright Office.

     "Security Agreement" means the Security Agreement dated as of March 7, 2006 between Grantor and Secured Party.

        (c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

        (d) Interpretation. The rules of interpretation applicable to the Security Agreement shall also be applicable to this Agreement and are incorporated herein by this reference.

     SECTION 2 Security Interest.

        (a) Grant of Security Interest. As security for the payment and performance of the Obligations, Grantor hereby grants, assigns, and conveys to Secured Party as collateral agent, for itself and on behalf of and for the ratable benefit of the Purchasers, a security interest in all of Grantor's right, title and interest in, to and under the following property, in each case whether now or hereafter existing or arising or in which Grantor now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the "Collateral"):

        (i) All of Grantor's present and future United States registered copyrights and copyright registrations, including Grantor's United States registered copyrights and copyright registrations listed in Schedule A to this Agreement, all of Grantor's present and future United States applications for

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copyright  registrations,  including  Grantor's  United  States applications for copyright registrations listed in Schedule B to this Agreement, and all of Grantor's present and future copyrights which are not registered in the Copyright Office (collectively, the "Copyrights"), and any and all royalties, payments, and other amounts payable to Grantor in connection with the Copyrights, together with all renewals and extensions of the Copyrights, the right to recover for all past, present, and future infringements of the Copyrights, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto;

        (ii) all of Grantor's right, title and interest in and to any and all present and future license agreements with respect to the Copyrights;

        (iii) all accounts, all intangible intellectual or other similar property and other general intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above, including all license payments and payments under insurance (whether or not Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral;

        (iv) all commercial tort claims associated with or arising out of any of the aforementioned properties and assets; and

        (v) all products, proceeds and supporting obligations of or with respect to any and all of the foregoing.

        (b) Continuing Security Interest. Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 12.

     SECTION 3 Supplement to Security Agreement. This Agreement has been granted in conjunction with the security interests granted to Secured Party, for itself and for the ratable benefit of Purchasers, under the Security Agreement. The rights and remedies of Secured Party with respect to the security interests granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.

     SECTION 4 Representations and Warranties. Grantor represents and warrant to Secured Party that:

        (a) Copyright Registrations. A true and correct list of all of Grantor's United States registered copyrights and copyright registrations is set forth in Schedule A.

        (b) Applications for Copyright Registration. A true and correct list of all of Grantor's United States applications for copyright registrations is set forth in Schedule B.

     SECTION 5 Further Acts. On a continuing basis, Grantor shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be requested by Secured Party to carry out the

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intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the security interest granted or purported to be granted hereby, to ensure Grantor's compliance with this Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the Copyright Office and/or any applicable state office. Secured Party may record this Agreement, an abstract thereof, or any other document describing Secured Party's interest in the Copyrights with the Copyright Office, at the expense of Grantor.

     SECTION 6 Authorization to Supplement. Grantor shall give Secured Party prompt notice of any additional United States copyright registrations or applications therefor after the date hereof; provided, however, that Grantor shall not register with the Copyright Office any unregistered copyrights (whether in existence on the date hereof or thereafter acquired, arising, or developed) unless Grantor provides Secured Party with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration. Grantor authorizes Secured Party to modify this Agreement by amending Schedule A or B to include any future United States registered copyrights or applications therefor of Grantor. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedules A or B shall in any way affect, invalidate or detract from Secured Party's continuing security interest in all Collateral, whether or not listed on Schedule A or B.

     SECTION 7 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Grantor, Secured Party and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement. Grantor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder except as specifically permitted by the Security Agreement.

     SECTION 8 Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the UCC) has been (i) delivered by hand; (ii) sent by mail upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or air mail as to communications sent to or from the United States); (iii) sent by facsimile transmission; or (iv) sent by email.

     SECTION 9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than New York.

     SECTION 10 Amendment; Conflict. This Agreement is subject to modification only by a writing signed by the parties, except as provided herein. To the extent that any provision of this Agreement conflicts with any provision of the Security Agreement, the provision giving Secured Party greater rights or remedies shall govern, it being understood that the purpose of this Agreement is


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to  add  to, and not detract from, the rights granted to Secured Party under the
Security Agreement.

     SECTION 11 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     SECTION 12 Termination. Upon payment and performance in full of all Obligations, the security interests created by this Agreement shall terminate and Secured Party shall promptly execute and deliver to Grantor such documents and instruments reasonably requested by Grantor as shall be necessary to evidence termination of all such security interests given by Grantor to Secured Party hereunder, including cancellation of this Agreement by written notice from Secured Party to the Copyright Office.


                          [Signature on Following Page]



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IN  WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the  date  first  above  written.

                                       Grantor


                                       POWERLINX, INC.

                                       By:______________________________

                                           Name:   Michael Tomlinson
                                           Title:   Chief Executive Officer

                                       Address:
                                       1700 66th St. N, Suite 300
                                       St. Petersburg, FL 33710
                                       Attn.:   Douglas Bauer
                                       Fax:  (727) 866-7480
                                       Email:   dbauer@power-linx.com



                                       Secured Party


                                       SOFAER CAPITAL INC.

                                       By:_______________________________

                                            Name:
                                            Title:

                                       Address:
                                       c/o Sofaer Global Research (UK) Limited
                                       9 Upper Belgrave Street
                                       London SW1X 8BD
                                       United Kingdom
                                       Attn:   Tim Whyte
                                       Fax:  (011) 44 20 7259-4410
                                       Email:   twhyte@sofaer.com